EXHIBIT 14.6


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                     TERMS OF REFERENCE FOR COMMITTEE CHAIRS


The following are the terms of reference and position descriptions for the chairs of each of the Audit Committee, the Corporate Governance Committee and the Compensation Committee.

I.   AUDIT COMMITTEE CHAIR

     A.   The Chair is appointed by the Board.

     B.   The Chair shall be an independent director.

     C.   Roles and responsibilities include:

          (i) establishing the meeting schedule of, and setting the agenda for, meetings of the Committee;

          (ii) reporting to the full Board on the activities and recommendations of the Committee;

          (iii) liaising with management and other committee chairs to ensure open and frank communications with management, external and internal auditors and any advisors to the Committee;

          (iv) ensuring that the responsibilities and duties of the Committee as set out in the Charter are discharged; and

          (v) ensuring that draft minutes are reviewed and completed within two weeks of each meeting.

II   CORPORATE GOVERNANCE COMMITTEE CHAIR

     A.   The Chair is appointed by the Board.

     B.   The Chair shall be an independent director.


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     C.   Roles and responsibilities include:

          (i) establishing the meeting schedule of, and setting the agenda for, meetings of the Committee;

          (ii) reporting to the full Board on the activities and recommendations of the Committee;

          (iii) liaising with management and legal counsel and take such other reasonable steps to ensure that the Committee, directors and senior management are up to date and current with corporate
               governance   legislation,   regulatory   requirements   and  best
               practices;

          (iv) ensuring that the responsibilities and duties of the Committee as set out in the Charter are discharged; and

          (v) ensuring that draft minutes are reviewed and completed within two weeks of each meeting.

III      COMPENSATION COMMITTEE CHAIR

     A.   The Chair is appointed by the Board.

     B.   The Chair shall be an independent director.

     C.   Roles and responsibilities include:

          (i) establishing the meeting schedule of, and setting the agenda for, meetings of the Committee;

          (ii) reporting to the full Board on the activities and recommendations of the Committee;

          (iii) liaising with management and external compensation consultants with a view to establishing parameters and guidelines for the compensation of senior


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               management  and  the  magnitude  of  security  based compensation arrangements and the compensation of directors;

          (iv) ensuring that the responsibilities and duties of the Committee as set out in the Charter are discharged; and

          (v) ensuring that draft minutes are reviewed and completed within two weeks of each meeting.

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